SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 17, 2004



                         THE BEAR STEARNS COMPANIES INC.
              Exact Name of Registrant as Specified in its Charter




  DELAWARE                     File No. 1-8989                   13-3286161
  --------                     ---------------                   ----------
 State or Other                (Commission File                  (IRS Employer
 Jurisdiction of                Number)                           Identification
  Incorporation)                                                  Number)


                383 Madison Avenue, New York, New York                   10179
                (Address of Principal Executive Offices)              (Zip Code)


         Registrant's telephone number, including area code:     (212)  272-2000
                                                                 ---------------




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                        (a) Financial Statements of business acquired:

                                    Not applicable.

                        (b) Pro Forma financial information:

                                    Not applicable.

                        (c)   Exhibit:

                             (99) Press Release, dated March 17, 2004.



 Item 12.  Results of Operations and Financial Condition

On March 17, 2004, The Bear Stearns Companies Inc. issued a press release announcing financial results for its quarter ended November 30, 2003. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              THE BEAR STEARNS COMPANIES INC.

                                       By:  /s/ Jeffrey M. Farber
                                               ----------------------
                                                Jeffrey M. Farber
                                                Controller
                                               (Principal Accounting Officer)

Dated:      March 17, 2004



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                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX


Exhibit No.                         Description

(99)                                Press Release, dated March 17, 2004

Contact:    Elizabeth Ventura       (212) 272-9251
            John Quinn              (212) 272-5934


           BEAR STEARNS REPORTS RECORD RESULTS FOR FIRST QUARTER 2004,
                       NET INCOME UP 32% TO $361.1 MILLION

        Return on Equity Reaches 21.3%, Earnings Rise to $2.57 Per Share

                        Investment Banking Revenue Up 35%
                     Global Clearing Services Revenue Up 24%
                        Wealth Management Revenue Up 32%

              Fixed Income Reports Record Revenue of $822.3 Million


NEW YORK - March 17, 2004 - The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $2.57 for the first quarter ended February 29, 2004, up 29% from $2.00 per share for the first quarter of 2003. Net income for the first quarter of 2004 was $361.1 million, up 32% from $274.3 million for the first quarter of 2003. Net revenues for the 2004 first quarter were $1.7 billion, up 14% from $1.5 billion for the 2003 first quarter. The annualized return on common stockholders' equity for the first quarter of 2004 was 21.3% and 20.4% for the trailing 12-month period ended February 29, 2004.

            "The power and diversity of our franchise is clearly demonstrated in this quarter's outstanding performance," said James E. Cayne, chairman and chief executive officer of The Bear Stearns Companies Inc. "Operating earnings are at an all time high, with each of our major businesses producing improved results. These superior returns validate our strategy to `Deliver the Firm' to our clients. Our fixed income division continues to garner market share and customer flow across the full spectrum of our businesses as we serve our customers better and more comprehensively than ever before. In Equities, Global Clearing, Investment Banking and Wealth Management, the plans we put into place in anticipation of improving equity market conditions are now coming to fruition. We are particularly gratified by the market share gains we have experienced due to these efforts. It is an exciting time for Bear Stearns and a great start to 2004."


A brief discussion of the firm's business segments follows:


CAPITAL MARKETS
Capital Markets net revenues for the first quarter of 2004 were $1.4 billion, up 9% from $1.3 billion for the first quarter ended February 28, 2003.
o Institutional Equities net revenues were $297.4 million, up 8% from $276.5 million for the first quarter of 2003. Revenues rose significantly in the domestic and international equity sales and trading and risk arbitrage areas, reflecting greater customer activity. A decline in customer activity levels and reduced market volatility resulted in lower levels of equity derivative and convertible arbitrage revenues. Due to a change of control, the results of the majority owned subsidiary Bear Wagner Specialists, LLC are reported on a consolidated basis for the first time. This change in reporting accounts for a substantial portion of the increase in net revenues.
o Fixed Income net revenues were $822.3 million, up 4% from $791.2 million in the year ago quarter. Fixed Income reported its best ever quarterly results with all three major product areas -- mortgages, credit and interest rate -- demonstrating excellent performance. In the mortgage area, active customer flow in the secondary market across the full spectrum of product offerings drove revenues. The leveraged finance, high yield, and foreign exchange areas also reported exceptional results as strong growth in the non-mortgage related businesses continued.
o Investment Banking net revenues were $253.2 million in the first quarter of 2004, up 35% from the $187.8 million in the comparable prior year period. Merger and acquisition advisory fees increased, while equity, high grade and high yield underwriting results improved with more positive market conditions.

GLOBAL CLEARING SERVICES
First quarter 2004 Global Clearing Services net revenues were $217.6 million, up 24% from $175.8 million in the first quarter of 2003. Average customer margin debt balances for the quarter ended February 29, 2004 were $46.6 billion, up 28% from $36.3 billion in the prior year quarter. Increased customer activity coupled with higher customer margin balances drove net revenue growth. More robust customer activity was also apparent in stock borrow and customer short balances, which approached all time highs during the first quarter of this year.


WEALTH MANAGEMENT
Wealth Management net revenues for the quarter ended February 29, 2004 were $152.8 million, up 32% from $115.6 million in the first quarter of 2003. More favorable equity markets this quarter led to increased customer activity yielding higher net revenues.
o Private Client Services net revenues were $110.9 million in the first quarter of 2004, an increase of 32% from $84.2 million in the 2003 first quarter. This revenue growth was fueled by the rebound in the equity markets, increased trading volume and the continued hiring of highly productive brokers.
o Asset Management net revenues grew 33% to $41.9 million for the first quarter of 2004 from $31.4 million in the prior year's quarter due to increased management fees. Assets under management rose to $29.1 billion as of February 29, 2004 from $23.3 billion as of February 28, 2003.


EXPENSES
o Compensation as a percentage of net revenues was 49.2% in the first quarter of 2004 as compared with 50.0% for the quarter ended February 28, 2003.
o Non-compensation expenses were $345.8 million for the quarter ended February 29, 2004, an increase of 4% from $332.3 million in the 2003 quarter. The increase in non-compensation expenses is primarily attributable to the consolidation of the results of Bear Wagner Specialist, LLC in the February 2004 income statement. Excluding the Bear Wagner consolidation, non-compensation expenses declined by 4% from the first quarter of 2003 to $319 million.

      The pre-tax profit margin increased to 30.8% in the first quarter of 2004 from 28.1% in the quarter ended February 28, 2003.

            As of February 29, 2004, total capital, including stockholders' equity and long-term borrowings, was approximately $40.0 billion. Book value as of February 29, 2004 was $51.19 per share, based on 144.3 million shares outstanding.

            Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $40.0 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm's website at http://www.bearstearns.com.

                                     ***
                           Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 2003 Annual Report to Stockholders which has been filed with the Securities and Exchange Commission.



A conference call to discuss the company's results will be held on Wednesday, March 17, 2004, at 10 a.m., EST. The call will be open to the public. Those wishing to listen to the conference call should dial 1-888-792-1069 (or 1-703-871-3019 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1 p.m. EST. The pass code for the replay is 406521. The replay will be available until midnight on Friday, April 2, 2004. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema by telephone at 1-212-272-4417 or via e-mail at jjarema@bear.com.